For Immediate Release

Contact:                 Investor Relations
Owens Realty Mortgage, Inc.
www.owensmortgage.com
(925) 239-7001

Owens Realty Mortgage, Inc. Reports Second Quarter 2015 Financial Results

WALNUT CREEK, CA. – August 10, 2015 – Owens Realty Mortgage, Inc. (the “Company”) (NYSE MKT: ORM) today reported financial results for the second quarter ended June 30, 2015.

Second Quarter 2015 Financial Highlights
•	Net income attributable to common stockholders of $13,760,776, or $1.28 per diluted common share
•	Book value attributable to common stockholders of $18.28 per common share at June 30, 2015 as compared to $17.14 per common share at December 31, 2014
•	Declared quarterly dividends of $0.18 per share of common stock, which included a regular dividend of $0.08 per share and a special dividend of $0.10 per share
•	FFO of $2,587,332, or $0.24 per diluted common share (see Non-GAAP Financial Measures)

Second Quarter 2015 Operational Highlights
•	Originated eleven new loans in the quarter totaling $18,223,000 (note amount) and received full payoffs on three loans totaling $5,828,000
•
Completed the sale of three real estate properties for net proceeds of $33,756,000 and gain on sale of $14,826,000, net of gain on sale in the amount of $2,479,000 attributable to non-controlling interest

•	Collected $1,346,000 in past due interest related to one impaired loan that we foreclosed on during 2014

 “During the second quarter of this year we passed the two year safe harbor for the sales of property that have taxable gains,” said William Owens, the Company’s Chairman and CEO.  “In the quarter we closed escrow on the sale of three properties with a GAAP basis of approximately $18,444,000.  These properties were sold for approximately $33,756,000 resulting in an aggregate net gain of approximately $14,826,000.  The proceeds of these sales were used to pay down our lines of credit and to make new loans.  Loan production for the quarter was approximately $18,200,000, bringing total year to date loan production to just above $30,000,000.”

Summary of Second Quarter 2015 Financial Results
The Company reported net income attributable to common stockholders of $13,760,776, or $1.28 per basic and diluted common share, for the quarter ended June 30, 2015 as compared to a net income of $2,810,884, or $0.26 per basic and diluted common share, for the quarter ended June 30, 2014. The increase was primarily a result of the sales of three real estate properties, resulting in net gains totaling approximately $14,826,000.  A portion of the aggregate gain on sale in the amount of approximately $2,479,000 was attributable to our joint venture partner in 720 University, LLC (as the shopping center owned by this entity was sold in June 2015), which was the primary reason for an approximately $2,565,000 increase in net income attributable to non-controlling interests for the three months ended June 30, 2015 as compared to the three months ended June 30, 2014.

Quarter End Loan Portfolio Summary
The following tables set forth certain information regarding the Company’s loan portfolio at June 30, 2015 and December 31, 2014.

	June 30, 2015	December 31, 2014
By Property Type:
Commercial	$46,950,622	$52,531,537
Residential	15,593,227	13,491,906
Land	6,042,548	2,010,068
	$69,586,397	$68,033,511
By Position:
Senior loans	$68,875,902	$65,533,511
Junior loans*	710,495	2,500,000
	$69,586,397	$68,033,511
* The junior loans in our portfolio at June 30, 2015 and December 31, 2014 are junior to existing senior loans held by us and are secured by the same collateral.

The types of property securing the Company’s commercial real estate loans are as follows:

	June 30, 2015	December 31, 2014
Commercial Real Estate Loans:
Retail	$10,785,682	$7,591,592
Office	10,598,330	25,742,246
Apartment	13,332,206	9,622,580
Industrial	3,065,850	3,080,000
Marina	3,500,000	3,200,000
Church	1,175,000	1,175,000
Restaurant	1,242,702	1,058,567
Storage	2,135,119	—
Golf course	1,115,733	1,061,552
	$46,950,622	$52,531,537

Loans by geographic location:

	June 30, 2015	Portfolio	December 31, 2014	Portfolio
	Balance	Percentage	Balance	Percentage
Arizona	$9,670,119	13.90%	$8,788,098	12.92%
California	54,723,730	78.64%	54,685,345	80.38%
Hawaii	1,450,000	2.08%	1,450,000	2.13%
Nevada	2,200,000	3.16%	—	—%
Oregon	150,000	0.22%	1,250,000	1.84%
Washington	1,392,548	2.00%	1,860,068	2.73%
	$69,586,397	100.00%	$68,033,511	100.00%

Quarter End Real Estate Property Portfolio

The following tables set forth certain information regarding the Company’s real estate portfolio at June 30, 2015 and December 31, 2014.

Real Estate Held for Sale:

	June 30, 2015	December 31, 2014
Land (including land under development)	$38,192,874	$36,263,330
Retail	—	16,494,440
Residential	6,852,989	—
Office	4,716,159	4,716,159
Golf course	—	2,020,410
	$49,762,022	$59,494,339

Real Estate Held for Investment:

	June 30, 2015	December 31, 2014
Land	$8,839,256	$10,797,656
Residential	49,807,765	48,154,258
Retail	23,284,901	23,211,896
Assisted care	5,062,200	5,005,000
Office	4,340,844	4,416,108
Industrial	1,435,965	4,486,797
Storage	3,799,937	3,847,884
Marina	3,994,040	3,602,867
Golf course	1,953,677	—
	$102,518,585	$103,522,466

Non-GAAP Financial Measures

Funds from Operations

We utilize supplemental non-GAAP measures of operating performance, including funds from operations (“FFO”), an industry-wide standard measure of REIT operating performance. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with that of other REITs. We determine FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), as net income (loss) attributable to common stockholders (computed in accordance with GAAP), plus depreciation and amortization of real estate and other assets, amortization of deferred financing costs, impairments of real estate and other assets, provisions for loan losses and losses from sales of real estate, reduced by gains from sales of real estate and foreclosures of loans, accretion of discounts on loans and extraordinary items, and after adjustments for unconsolidated ventures.

Our calculation of FFO may not be comparable to similar measures reported by other REITs. This non‐GAAP financial measure should not be considered as an alternative to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity, nor is it indicative of cash flows from operating and financial activities.

We urge investors to carefully review the GAAP financial information included as part of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases.

The following table reconciles FFO to comparable GAAP financial measures:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Funds from Operations
Net income attributable to common stockholders	$13,760,776	$2,810,884	$14,912,496	$3,571,447
Adjustments:
Depreciation and amortization of real estate assets	583,572	547,635	1,185,958	1,093,733
Depreciation allocated to non-controlling interests	(30,780)	(32,232)	(61,769)	(64,608)
Amortization of deferred financing costs	90,693	35,925	170,112	35,925
Accretion of discount on loan to interest income	—	(36,600)	(536,817)	(48,800)
Provisions for impairment of real estate assets	147,000	48,000	1,256,434	55,540
Provision for (reversal of) loan losses	340,477	(103,820)	428,043	23,352
Gain on sales of real estate assets	(14,825,858)	(2,349,808)	(15,031,299)	(2,626,992)
Gain on sale allocated to non-controlling interest	2,479,268	—	2,479,268	—
Gain on foreclosure of loan	—	—	—	(257,020)
Adjustments for unconsolidated ventures	42,184	43,024	(877)	1,328
FFO attributable to common stockholders	$2,587,332	$963,008	$4,801,549	$1,783,905
Basic and diluted FFO per common share	$0.24	$0.09	$0.45	$0.17

Note: FFO for the three and six months ended June 30, 2015 includes the one-time collection of past due interest related to one impaired loan that the Company foreclosed on during 2014 of approximately $1,346,000 and $1,723,000, respectively.

Conference Call
The Company will host a conference call to discuss the results on Monday, August 10, 2015, at 10:00 a.m. PT / 1:00 p.m. ET.

To participate in the call, please dial (877) 407-0784 (United States) or (201) 689-8560 (International) and request the Owens Realty Mortgage call. A live webcast of the call will also be available on the Company’s website at www.owensmortgage.com.  Please allow 10 minutes prior to the call to visit this site to download and install any necessary audio software.

An archive of the webcast will be available approximately one hour after completion of the live event and will be accessible on the Company's website at www.owensmortgage.com for 30 days.  A dial-in replay of the call will also be available to those interested until September 10th.  To access the replay, dial (877) 870-5176 (United States) or (858) 384-5517 (International) and enter code: 13592599.

About Owens Realty Mortgage, Inc.
Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that focuses on the origination, investment, and management of small balance and middle-market commercial real estate loans. We provide customized, short-term acquisition and transition capital to commercial real estate investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term shareholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about Owens Realty Mortgage Inc.'s plans, strategies, prospects, and anticipated events, including the maximum borrowings available under its credit facilities, anticipated construction progress and completion, potential leasing activities, and repositioning and possible sale of real estate assets, are based on current information, estimates, and projections; they are subject to, risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Selected Financial Data:

OWENS REALTY MORTGAGE, INC.
Consolidated Balance Sheets
(UNAUDITED)

	June 30,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$8,739,592	$1,413,545
Restricted cash	7,356,136	6,248,746
Loans, net of allowance for loan losses of $3,297,398 in 2015 and $2,869,355 in 2014	66,288,999	65,164,156
Interest and other receivables	2,002,793	1,482,380
Other assets, net of accumulated depreciation and amortization of $238,822 in 2015 and $1,065,172 in 2014	651,554	1,138,123
Deferred financing costs, net of accumulated amortization of $527,460 in 2015 and $253,675 in 2014	1,085,534	1,317,585
Investment in limited liability company	2,143,458	2,142,581
Real estate held for sale	49,762,022	59,494,339
Real estate held for investment, net of accumulated depreciation of $5,899,931 in 2015 and $6,075,287 in 2014	102,518,585	103,522,466
Total assets	$240,548,673	$241,923,921
LIABILITIES AND EQUITY
LIABILITIES:
Dividends payable	$1,938,240	$1,292,160
Due to Manager	217,111	283,644
Accounts payable and accrued liabilities	4,567,832	2,219,674
Deferred gains on sales of real estate	209,662	362,283
Lines of credit payable	—	11,450,000
Notes and loans payable on real estate	32,254,565	37,569,549
Total liabilities	39,187,410	53,177,310
Commitments and Contingencies (Note 13)
EQUITY:
Stockholders’ equity:
Preferred stock, $.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding at June 30, 2015 and December 31, 2014	—	—
Common stock, $.01 par value per share, 50,000,000 shares authorized, 11,198,119 shares issued, 10,768,001 shares outstanding at June 30, 2015 and December 31, 2014	111,981	111,981
Additional paid-in capital	182,437,522	182,437,522
Treasury stock, at cost – 430,118 shares at June 30, 2015 and December 31,2014	(5,349,156)	(5,349,156)
Retained earnings	19,592,007	7,371,511
Total stockholders’ equity	196,792,354	184,571,858
Non-controlling interests	4,568,909	4,174,753
Total equity	201,361,263	188,746,611
Total liabilities and equity	$240,548,673	$241,923,921

OWENS REALTY MORTGAGE, INC.
Consolidated Statements of Income
 (UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenues:
Interest income on loans	$2,500,866	$1,028,936	$5,324,738	$2,165,720
Rental and other income from real estate properties	3,443,366	2,984,399	6,986,264	5,674,373
Income from investment in limited liability company	42,816	40,976	85,877	82,672
Other income	—	—	—	19
Total revenues	5,987,048	4,054,311	12,396,879	7,922,784
Expenses:
Management fees to Manager	440,611	419,943	897,000	840,249
Servicing fees to Manager	40,055	38,177	81,546	76,386
General and administrative expense	280,078	389,464	659,048	805,207
Rental and other expenses on real estate properties	2,159,533	1,977,330	4,349,945	3,892,446
Depreciation and amortization	583,572	547,635	1,185,958	1,093,733
Interest expense	471,920	253,097	1,058,946	380,481
Provision for (reversal of ) loan losses	340,477	(103,820)	428,043	23,352
Impairment losses on real estate properties	147,000	48,000	1,256,434	55,540
Total expenses	4,463,246	3,569,826	9,916,920	7,167,394
Operating income	1,523,802	484,485	2,479,959	755,390
Gain on sales of real estate, net	14,825,858	2,349,808	15,031,299	2,626,992
Gain on foreclosure of loan	—	—	—	257,020
Net income	16,349,660	2,834,293	17,511,258	3,639,402
Less: Net income attributable to non-controlling interests	(2,588,884)	(23,409)	(2,598,762)	(67,955)
Net income attributable to common stockholders	$13,760,776	$2,810,884	$14,912,496	$3,571,447

Per common share data:
Basic and diluted earnings per common share	$1.28	$0.26	$1.38	$0.33
Basic and diluted weighted average number of common shares outstanding	10,768,001	10,768,001	10,768,001	10,768,746
Dividends declared per share of common stock	$0.18	$0.05	$0.25	$0.10

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